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                                                                   Exhibit 10.39

                          CONTRACTOR SERVICES AGREEMENT

        THIS AGREEMENT (the "Agreement") is effective as of the 27th day of July, 2003 (the "Effective Date"), by and between Velocity Express Corporation, a Delaware corporation ("Company") and MCG Global, LLC ("Contractor").

                              W I T N E S S E T H:

        WHEREAS, Company is engaged in the logistics and same-day delivery business (collectively, the "Business");

        WHEREAS, Contractor is experienced in the business of corporate management, operational, strategic and financial guidance and has the expertise necessary to advise Company regarding these and similar matters;

        WHEREAS, Company desires to contract for the services of Contractor to provide Vincent Wasik to act as the Company's Chief Executive Officer;

        WHEREAS, the parties wish to enter into this Agreement to reflect their mutual understandings and agreements;

        NOW, THEREFORE, in consideration of the foregoing recitals, which are hereby made an integral part hereof and of the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

        1. Confidential Information. Company and Contractor previously entered into a Non-Disclosure and Non-Circumvention Agreement on April 18, 2001 (the "Non-Disclosure Agreement"), which Non-Disclosure Agreement, as well as its duties, obligations and definitions are incorporated herein by reference. As used in this Agreement, the term "Confidential Information" shall mean, in addition to the definitions contained in the Non-Disclosure Agreement, any and all information regarding Company, the Business or the Services disclosed, transferred, or made known to Contractor, including without limitation information concerning Company's past and present litigation, and Company's finances, technology, customers, sales representatives suppliers.

        2. Services. Contractor shall serve as the Company's Chief Executive Officer with all of the normal powers, duties, obligations and rights as are generally attendant to such (collectively, the "Services"). All Services called for by this Agreement shall be performed in conjunction with and in accordance with the directions, specifications, conditions and requirements, as the same may be modified from time to time, of the Company's Board of Directors (the "Board").

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        3.      Compensation.  In consideration for the Services, Company shall pay Contractor such compensation in such amount and at such times as is specified by the Compensation Committee of the Board.

        4. Expense. Company shall reimburse Contractor for all reasonable travel expenses, consistent with the Company's existing travel policies. With the exception of expenses incurred under paragraph 6 hereof, Contractor shall be liable for all other expenses or costs incurred by it with respect to providing the Services unless otherwise agreed to by the Board or its Compensation Committee.

        5. Term. Either party may terminate this Agreement at any time, for any reason, upon written notice to the other. Upon termination, Contractor will be entitled to receive reimbursement for any outstanding fees and expenses owed by Company to Contractor under the Agreement.

        6. Right to Contract With Others; Own Work Schedule. Contractor's obligation hereunder is to provide the Services according to the requirements, specifications and conditions, and no later than the times, specified herein and in Exhibit A hereto. Contractor has no obligation to work any particular hours or days or any particular number of hours or days. Contractor retains the right to contract for similar services with other businesses or individuals, subject to Contractor's obligations under the Non-Disclosure Agreement and hereunder.

        7. Right to Control. The Company shall have no right to control or direct the details, manner or means by which Contractor or its affiliates provide the Services, except as otherwise set forth in this Agreement. Contractor agrees to not take any action that is detrimental to, or not in the best interest of, the Company.

        8. Independent Contractor - Not Employee. Contractor is an independent contractor and shall not be considered an employee, partner, joint venturer or agent of the Company for any purpose whatsoever. Contractor acknowledges and agrees that the Company has no responsibility whatsoever for the payment of any taxes or other obligations that arise from Contractor providing the Services.

        9. Not Assignable. Neither this Agreement nor any of Contractor's rights or obligations hereunder, may be assigned or transferred by Contractor to any party or parties or to any entity or entities; provided, however, that Contractor may assign its right to receive some or all of the compensation payable to Contractor pursuant to Section 2 of Exhibit A annexed hereto provided that written notice of such assignment shall be provided to Company.

        10. Indemnification. In connection with any Services provided hereunder, or any report or recommendation that Contractor provides to Company, Company will indemnify and hold Contractor and its officers, directors, agents, servants and employees harmless from and against all suits, claims (including claims brought by Company, other than for breach of this Agreement by Contractor), costs, liabilities, fees and expenses (including reasonable attorney's fees) resulting from or arising out of any services rendered by Contractor to Company, other than for Contractor's gross negligence or willful misconduct.

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        11.     Insurance.  Company represents and warrants that it currently maintains Directors and Officers Liability insurance, and covenants that it will not reduce or eliminate such coverage during the Term. Company shall cause Contractor and Vince Wasik to be named as additional insured's under its Directors and Officers Liability insurance policies. Company shall deliver to Contractor a Certificate of Insurance evidencing that Contractor and Vince Wasik have been named as additional insureds under Company's Directors and Officers Liability insurance policies.

        13.     General Provisions.

                (a) This Agreement encompasses the entire agreement of the parties with respect to the subject matter hereof and there are no other agreements or understandings unless expressed in writing and attached to this Agreement. This Agreement may not be modified or amended except by a written agreement signed by the parties hereto.

                (b) If one or more of the paragraphs or parts hereof are found to be unenforceable, illegal, contrary to public policy or are in some other manner declared to be unenforceable by a court of competent jurisdiction, this Agreement shall remain in full force and effect except for that paragraph or portion thereof determined to be unenforceable, illegal or contrary to public policy.

                (c) The construction, interpretation and performance of this Agreement, and all transactions under or related to it, shall be governed by the laws of the State of Minnesota.

                (d) The terms and provisions of this Agreement relating to Confidential Information and non-competition shall remain in full force and effect notwithstanding the termination or completion of this Agreement or the completion of the provision of the Services.

                (e) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, representatives and assigns; provided, however, that Contractor shall not, without the express written consent of Company, assign or transfer any Confidential Information to others.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                        Velocity Express Corporation


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        MCG Global, LLC


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

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